[Prudential Logo]
Certification Regarding Compliance with Applicable Servicing Criteria
To PricewaterhouseCoopers LLP
1 Prudential Asset Resources, Inc. (the "Servicer") is responsible for assessing compliance by it with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB (the
"Servicing Criteria") as set forth in Exhibit A hereto in connection with commercial mortgage securities transactions for the mortgage loan securitizations listed on Exhibit C.
2 The Servicer has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities as of and for the year ending December 31, 2007, (except in the case of LaSalle Bank, the period ended in 3Q 2007). However, the Servicer elects to maintain full responsibility for assessing compliance with the Servicing Criteria, including the Servicing Criteria or portion of Servicing
Criteria which may be applicable to such Vendors as set forth in Exhibit D;
3 Except as set forth in paragraph 4 below, the Servicer used the criteria set forth in paragraph (d)
of Item 1122 of Regulation AB to assess the compliance with the Servicing Criteria;
4 The criteria described as such on Exhibit A hereto are inapplicable to the Servicer based on the activities it performs with respect to commercial mortgage securities transactions involving mortgage loans, also the Servicer has identified specific servicing criteria for which no transaction activity occurred;
5 The Servicer has complied, in all material respects, with the Servicing Criteria as of and for the year ending December 31, 2007;
6 The Servicer has not identified and is not aware of any material instance of noncompliance by the
Vendors with the Servicing Criteria, if and to the extent applicable, as of and for the year ended
December 31, 2007;
7 The Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the Servicing Criteria, if and to the extent applicable, for the year ended December 31, 2007; and
8 PricewaterhouseCoopers LLP has issued a draft attestation report with respect to the Servicer's assessment of compliance with the Servicing Criteria as of and for the year ending December 31,
2007, which attestation report is included on Exhibit B attached hereto. This Certification is being provided to PricewaterhouseCoopers LLP in fulfillment of its requirement for issuance of the final report.
March 10, 2008
Prudential Asset Resources, Inc.

By: /s/ Catherine J Rodewald
Name: Catherine J Rodewald
Title: President
EXHIBIT A
SERVICING CRITERIA
APPLICABLE SERVICING
CRITERIA
INAPPLICABLE
SERVICING
CRITERIA*
Reference
Criteria
Performed by
Servicer
Performed
by
Vendor(s)
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
Y
1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
Y
1122(d)(1)(ii
i
)
Any requirements in the transaction agreements to maintain a back-
up
servicer for the mortgage loans are maintained.
N/A
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and
otherwise in accordance with the terms of the transaction
agreements.
Y
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
Y Y
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an obligor or to an investor are
made only by authorized personnel.
Y
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Y
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately
maintained (e.g., with respect to commingling of
cash)
as
set forth in the transaction agreements.
Y
1122(d)(2)(v)
Each custodial account is maintained at a federally insured
depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution"
with respect to a foreign financial inst itution means a foreign financial institution that meets the requirements of Rule 13k-
1(b)(1) of the Securities Exchange Act.
Y
11 22(d)(2)(vii)
Unissued checks are safeguarded so as to prevent unauthorized access.
Y
*Check only criteria which Servicer neither performs nor takes responsibility for the performance of by a Vendor.
If checked, describe in footnote any portion of the applicable criterion which is not performed by the Servicer (because performed by Vendor, subject to "controls" standard, or another servicing function participant).
2
If checked, describe in footnote the portion
of the applicable criterion (if less than all) which is performed by the Vendor.
SERVICING CRITERIA
APPLICABLE SERVICING
CRITERIA
INAPPLICABLE
SERVICING
CRITERIA*
Reference
Criteria
Performed by
Servicer
Performed
by
Vendor s
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all commercial mortgage securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; I reviewed and approved by someone other than the person who prepared the
reconciliation; and (D) contain explanations for reconciling items.
These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Y
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; I are filed with the Commission as
required by its rules and regulations; and (D) agree with investors'
or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer,
Y for (A&B)
N/A for (C&D)
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
N/A
1 1 2 2 ( 0 3 ) ( 1 H )
Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.
N/A
1122(d)(3)(iv)
Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
N/A
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
Y
1122(d)(4)(ii)
Mortgage loan and related documents are safeguarded as required by the transaction agreements
Y
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or
requirements in the transaction agreements.
Y#1
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in
accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two
business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
Y
1122(d)(4)(v)
The Servicer's records regarding the mortgage loans agree with the
Servicer's records with respect to an obligor's unpaid principal balance.
Y
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the
transaction a
gr
eements and related pool asset documents.
Y
SERVICING CRITERIA
APPLICABLE SERVICING
CRITERIA
INAPPLICABLE
SERVICING
CRITERIA*
Reference
Criteria
Performed by
Servicer
Performed
by
Vendor s
1
122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements
established by the transaction agr
e
ements.
Y#1
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the
transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment)
Y
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
Y#1
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C)
such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of day s specified in the transaction agreements.
Y for
(A&B)
Y#1 for (C)
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
Y
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
Y#1
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.
Y
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction a
g
reements.
Y#1
1122(d)(4)(xv)
Any external enhancement or other support, identified in Item
1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
Y#1
Y = Yes

Y#1 = There were no transactions during the year that applied to this servicing criteria within the Reg AB platform.

N/A = Not applicable

Accountants' attestation will cover only paragraphs 1, 3 and 5 or, alternatively, will exclude paragraphs 2, 4 and 6.
[ P W C L o g o ]
Exhibit B
PricewaterhouseCoopers LLP
PricewaterhouseCoopers Center
300 Madison Avenue
New York NY 10017
Telephone (646) 471 3000
Facsimile (813) 286 6000
Report of Independent Registered Public Accounting Firm
To Prudential Asset Resources, Inc.:
We have examined management's assertion, included in the accompanying Certification Regarding
Compliance with Applicable Servicing Criteria, that Prudential Asset Resources Inc. (the "Company")
complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange
Commission's Regulation AB for the commercial mortgage securities transactions for BSCMS 2006-
PVVR11, BSCMS 2006-PWR12, BSCMS 2006-PWR13, BSCMS 2006-PWR14, BSCMS 2007-PWR15,
BSCMS 2007-PWR16, BSCMS 2007-PWR17, BSCMS 2007-PWR18, MSCI 2006-IQ12, MSCI 2007-
IQ14, MSCI 2007-IQ15, and MLMT 2006-C2 (the "Platform"), as of December 31, 2007 and for the
year then ended excluding criteria 1122(d)(1)(iii), 1122(d)(3)(i) (C) & (D), 1122(d)(3)(ii), 1122(d)(3)(iii)
and 1122(d)(3)(iv), which the Company has determined are not applicable to the activities performed by them with respect to the servicing platform. As described in management's assertion, for servicing criteria 1122(d)(2)(i), the Company has engaged a vendor to perform the activities required by this servicing criteria. The Company has determined that this vendor is not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company has elected to take responsibility for assessing compliance with the servicing criteria applicable to the vendor as permitted by Interpretation
17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone
Interpretations (Interpretation 17.06"). As permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendor's activities comply in all material respects with the servicing criteria applicable to the vendor.
The Company is solely responsible for determining that it meets the SEC requirements to apply
Interpretation 17.06 for the vendor and related criteria as described in its assertion, and we performed no procedures with respect to the Company's determination of its eligibility to use Interpretation 17.06.
Management's assertion identifies the individual asset-backed transactions defined by management as constituting the Platform. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion based on our examination.
Our examination was conducted in accordance with standards of the Public Company Accounting
Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of selected asset-
backed transactions that comprise the Platform, testing of selected servicing activities related to the
Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
[PWC Logo]
In our opinion, management's assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2007 for the Platform is fairly stated, in all material respects.
/s/ PricewaterhouseCoopers LLP
March 10, 2008
EXHIBIT C
List of Commercial Mortgage-Backed Security Transactions
2006
1.
Morgan Stanley Capital Inc., Commercial Mortgage Pass-Through Certificates, Series
2006-
IQ12
2.
Merrill Lynch Mortgage Trust 2006-C2, Commercial Mortgage Pass-Through
Certificates, Series 2006-C2
3.
Bear Stearns Commercial Mortgage Securities II Inc., Commercial Mortgage Pass-
Through Certificates, 2006-PWRI1
4.
Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through
Certificates, 2006-PWR12
5.
Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through
Certificates, 2006-PWR13
6.
Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through
Certificates, 2006-PWR14
2007
1.
Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through
Certificates, 2007-PWR15
2.
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series
2007-IQ14
3.
Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through
Certificates, 2007-PWR16
4.
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, 2007-
IQ15
5.
Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through
Certificates, 2007-PWR17
6.
Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through
Certificates, 2007-PWR18
EXHIBIT D
The following vendor used by Prudential Asset Resources, Inc. ("PAR") performs specific, limited or scripted activities relative to PAR's servicing activities. The vendor's performance and compliance with such servicing activities is effectively monitored by PAR.
Vendor;
Service(s) Provided & Monitoring P&P
LaSalle National Bank
1122(d)(2)(i)
Vendor Activities: LaSalle provides lockbox services to PAR. For those borrowers who remit payments by check, the Bank deposits the payments into a central receipts "lockbox" account.
LaSalle produces a daily data file and transmits that to PAR electronically for upload into its servicing system. The data file contains matched (e.g. invoice and payment) and unmatched credits being posted to the bank account. LaSalle provides PAR imaged copies of all checks and borrower statements/correspondence associated with the lockbox activity.
Servicer Activities: Early in 2007, PAR's Application Service Provider ("ASP") received the daily lockbox file from LaSalle and uploaded the file to the servicing system where the payments were automatically posted to the loans. Effective July 15, PAR's ASP began transferring the lockbox file to the AS400 system servicer and the PAR Servicing team began approving and uploading the file to Strategy, the servicing system. Strategy produces and PAR reviews daily edit reports associated with the lockbox upload process. PAR uses the imaged documents to research and resolve any lockbox rejections and reconciles the posting activity to the bank account. For all other payments
(including ACH, wire and manual deposits), PAR reviews, researches and posts transactions manually to the servicing system. The LaSalle Bank accounts are reconciled daily. Thus LaSalle's status as a Vendor performing Servicing Criteria ended in 3Q 2007.
Policy & Procedures: PAR effectively monitored this vendor by performing daily review and reconciliation of all activity in the LaSalle receipt bank accounts (e.g. Lock box, ACH, wire, manual deposit credits). This ensured that all debits and credits to the bank account were effectively identified and properly processed. Additionally, the Servicing Team reviewed the delinquency report on a daily basis, identifying trends or issues and promptly following up with the
Borrowers or the Vendor with any issues.